UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): May 15, 2024

SilverBow Resources, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Memorial City Way, Suite 850
Houston, Texas 77024
(Address of principal executive offices)

(281) 874-2700

(Registrant’s telephone number)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange
Preferred Stock Purchase Rights	None	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On May 15, 2024, SilverBow Resources, Inc., a Delaware corporation (“SilverBow”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Crescent Energy Company, a Delaware corporation (“Crescent”), Artemis Acquisition Holdings Inc., a Delaware corporation and a direct wholly-owned subsidiary of Crescent (“Artemis Holdings”), Artemis Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Crescent (“Merger Sub Inc.”) and Artemis Merger Sub II LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Artemis Holdings (“Merger Sub LLC” and, together with Crescent, Artemis Holdings and Merger Sub Inc., the “Crescent Parties”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions set forth therein, (i) at the Initial Merger Effective Time, Merger Sub Inc. will be merged with and into SilverBow (the “Initial Merger”) in accordance with the Delaware General Corporation Law (the “DGCL”), whereupon the separate existence of Merger Sub Inc. will cease, and SilverBow will be the surviving corporation of such merger (the “Initial Surviving Corporation”) as a direct wholly owned subsidiary of Crescent, and (ii) at the Subsequent Merger Effective Time, the Initial Surviving Corporation will be merged with and into Merger Sub LLC (such merger, the “Subsequent Merger” and, together with the Initial Merger, the “Mergers”) in accordance with the DGCL and the Delaware Limited Liability Company Act, whereupon the separate existence of the Initial Surviving Corporation will cease, and Merger Sub LLC will continue as the surviving company of the Subsequent Merger (the “Subsequent Surviving Company”) as a direct wholly owned subsidiary of Artemis Holdings.

Subject to the terms and conditions of the Merger Agreement, at the Initial Merger Effective Time, each share of SilverBow common stock, par value $0.01 per share (“SilverBow Common Stock”), issued and outstanding immediately prior to the Initial Merger Effective Time (other than the Excluded Shares as defined below), will be converted into the right to receive, pursuant to an election that has been made and not revoked or lost five (5) Business Days prior to the Closing Date or such other date as Crescent and SilverBow shall mutually agree (the “Election Deadline”), one of the following forms of consideration: (A) a combination of 1.866 shares of Crescent’s Class A common stock, par value $0.0001 per share (the “Crescent Class A Common Stock”), and $15.31 in cash (the “Mixed Consideration”), (B) $38.00 in cash, subject to an aggregate cap of $400,000,000 less the cash paid as Mixed Consideration (the “Cash Election Consideration”), (C) 3.125 shares of Crescent Class A Common Stock (such amount, the “Exchange Ratio,” and such consideration, the “Stock Election Consideration” and, together with the Mixed Consideration and the Cash Election Consideration, the “Merger Consideration”), or (D) in the event of a failure to deliver an election prior to the Election Deadline, the Stock Election Consideration.

At the Initial Merger Effective Time, by virtue of the Initial Merger: (i) each share of capital stock of Merger Sub Inc. issued and outstanding immediately prior to the Initial Merger Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Initial Surviving Corporation; (ii) each share of SilverBow Common Stock held immediately prior to the Initial Merger Effective Time (A) by the Crescent Parties or held in treasury by SilverBow will be canceled and will cease to exist for no consideration, and (B) by any wholly owned subsidiary of Crescent (other than Artemis Holdings, Merger Sub Inc. or Merger Sub LLC) or any wholly owned subsidiary of SilverBow will automatically be converted into such number of shares of the Crescent Class A Common Stock equal to the Stock Election Consideration (such shares referenced in clauses (A) and (B), the “Excluded Shares”).

At the Subsequent Merger Effective Time, by virtue of the Subsequent Merger, (i) each share of capital stock of the Initial Surviving Corporation issued and outstanding immediately prior to the Subsequent Merger Effective Time will be canceled and will cease to exist for no consideration and (ii) the limited liability company interests of Merger Sub LLC will be unaffected by the Subsequent Merger and will remain outstanding as limited liability company interests of the Subsequent Surviving Company with no adjustment thereto or consideration paid in respect thereof.

Following the closing of the Mergers, Crescent’s existing stockholders and SilverBow’s existing stockholders will own approximately between 68% and 78% and 22% and 32%, respectively, of the combined company depending on the amount of Mixed Election Consideration and Cash Election Consideration issued at Closing.

The board of directors of SilverBow (the “SilverBow Board”) has unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated thereby are in the best interests of, and are advisable to, SilverBow and its stockholders, (ii) approved and declared advisable the Merger Agreement, the Mergers and the other transactions contemplated thereby, and (iii) resolved to recommend that SilverBow stockholders adopt the Merger Agreement.

Treatment of SilverBow Equity Awards

The Merger Agreement provides that, immediately prior to the Initial Merger Effective Time,

a)

each restricted stock unit award granted under the SilverBow 2016 Equity Incentive Plan and the SilverBow Inducement Plan (collectively, the “SilverBow Incentive Plans”) that is subject only to time-based vesting conditions (each, an “RSU Award”) that is outstanding as of immediately prior to the Initial Merger Effective Time, whether vested or unvested, will, by virtue of the occurrence of the Initial Merger, automatically become vested and canceled and converted into a right to receive (i) a cash payment equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the RSU Award as of immediately prior to the Initial Merger Effective Time multiplied by (B) the Cash Election Consideration and (ii) a number of shares of Crescent Class A Common Stock equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the RSU Award as of immediately prior to the Initial Merger Effective Time multiplied by (B) the Stock Election Consideration, in each case, less applicable withholdings for taxes;

b)

each restricted stock unit award granted under a SilverBow Incentive Plan that is subject to both time-based vesting and performance-based vesting conditions (each, a “PSU Award”) that is outstanding as of immediately prior to the Initial Merger Effective Time, whether vested or unvested, will, by virtue of the occurrence of the Initial Merger, automatically become fully vested and canceled and converted into a right to receive (i) a cash payment equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the PSU Award as of immediately prior to the Initial Merger Effective Time (assuming that any performance-based vesting conditions applicable to such PSU Award were achieved at the maximum level of performance) multiplied by (B) the Cash Election Consideration and (ii) a number of shares of Crescent Class A Common

Stock equal to the product of (A) 50% of the number of shares of SilverBow Common Stock subject to the PSU Award as of immediately prior to the Initial Merger Effective Time (assuming that any performance-based vesting conditions applicable to such PSU Award were achieved at the maximum level of performance) multiplied by (B) the Stock Election Consideration, in each case, less applicable withholdings for taxes; and

c)

each option to purchase shares of SilverBow Common Stock granted under a SilverBow Incentive Plan (each, an “Option”) that is outstanding immediately prior to the Initial Merger Effective Time and that has an exercise price per share of SilverBow Common Stock subject to such Option that is less than the Cash Election Consideration, whether vested or unvested, will, by virtue of the occurrence of the Initial Merger, automatically become fully vested and be canceled and converted into a right to receive a cash payment equal to the product of (i) the number of shares of SilverBow Common Stock subject to the Option as of immediately prior to the Initial Merger Effective Time multiplied by (ii) the difference between the Cash Election Consideration and the exercise price per share of SilverBow Common Stock subject to such Option, less applicable withholdings for taxes. Each Option that has an exercise price per share of SilverBow Common Stock subject to such Option that equals or exceeds the Cash Election Consideration will be canceled for no consideration.

Post-Closing Governance

At the Initial Merger Effective Time, the Crescent board of directors (the “Crescent Board”) will be increased to 11 directors, and Crescent will appoint two directors selected by SilverBow prior to the Initial Merger Effective Time, which directors must be reasonably acceptable to Crescent and satisfy the independence requirements of the New York Stock Exchange with respect to service on the Crescent Board.

Conditions to the Mergers

The completion of the Mergers is subject to various customary closing conditions, including, among other things, (i) the receipt of certain approvals of the Crescent stockholders and the SilverBow stockholders; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the effectiveness of the registration statement on Form S-4 that Crescent is obligated to file with the Securities and Exchange Commission (“SEC”) in connection with the issuance of shares of Crescent Class A Common Stock in the Initial Merger; (iv) the authorization for listing of shares of Crescent Class A Common Stock to be issued in the Initial Merger on the New York Stock Exchange; (v) the accuracy of each party’s representations and warranties (subject to certain materiality qualifiers), compliance by each party with its covenants under the Merger Agreement in all material respects, and the absence of a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable; and (vi) the absence of legal restraints prohibiting the Mergers.

No Solicitation

From and after the date of the Merger Agreement, except as expressly contemplated in the Merger Agreement, each of SilverBow and Crescent has agreed that neither it nor its subsidiaries shall, and has agreed to cause its and their respective officers and directors and use reasonable best efforts to cause its and their other respective Representatives not to, (i) directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to such party or its subsidiaries) the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an alternative business combination proposal with respect to itself (an “Acquisition Proposal”),

(ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to such party or any of its subsidiaries or afford access to the properties, books or records of such party or any of its subsidiaries to, any person that has made, or to any person in contemplation of making, an Acquisition Proposal with respect to such party or (iii) accept an Acquisition Proposal with respect to such party or enter into any agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal with respect to such party (other than an acceptable confidentiality agreement permitted under the Merger Agreement) or (B) requiring, intending to cause, or which would reasonably be expected to cause SilverBow or Crescent, as applicable, to abandon, terminate or fail to consummate the Mergers or any other transaction contemplated by the Merger Agreement.

Each of SilverBow and Crescent has further agreed to, and has agreed to cause its subsidiaries and their respective representatives to, immediately cease and terminate any existing activities, discussions or negotiations with any parties relating to any possible Acquisition Proposal with respect to such party. Except as expressly contemplated in the Merger Agreement, each of SilverBow and Crescent has further agreed that each of the SilverBow Board and the Crescent Board, respectively, will not change its recommendation of the proposals to be voted on by its respective stockholders, except: (i) in response to an Acquisition Proposal that was not initiated, solicited, knowingly encouraged or facilitated by SilverBow or Crescent, as the case may be, provided that (A) the party in receipt of such Superior Proposal provides notice to the non-recipient party of the material terms and conditions and the identity of the person or group making such Superior Proposal and (B) at the end of the four business days immediately following such notice, the recipient party, after taking into account any alternative transaction or modifications to the Merger Agreement proposed by the non-recipient party, that the recipient’s board of directors determines in good faith (after consultation with financial advisors and outside legal counsel and taking into account all financial, legal and regulatory terms and conditions) that such Acquisition Proposal remains a Superior Proposal, and after consultation with outside legal counsel, determines that the failure to make a recommendation change would be reasonably likely to be inconsistent with its fiduciary duties; or (ii) in response to a Company Intervening Event or Parent Intervening Event, as applicable, that is not related to any Acquisition Proposal, if the SilverBow Board or the Crescent Board, as the case may be, (A) determines in good faith, after consultation with outside legal counsel and any other advisor it chooses to consult, that the failure to make such a recommendation change would be reasonably likely to be inconsistent with its fiduciary duties and (B) provides written notice to SilverBow or Crescent, as the case may be, specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that the SilverBow Board or the Crescent Board, as the case may be, may not make such a recommendation change until the fourth business day after receipt of relevant notice and during such four business day period, the parties negotiate in good faith with respect to any changes or modifications to the Merger Agreement consistent with the respective party’s fiduciary duties.

Termination Rights

The Merger Agreement contains certain termination rights for SilverBow and Crescent, including: (i) upon mutual written consent; (ii) for either SilverBow or Crescent, if (A) the closing of the Mergers is not consummated by November 15, 2024, subject to a six-month extension in certain circumstances for the sole purpose of obtaining regulatory clearances; (B) the closing of the Mergers is prohibited by law; or (C) the required approval of the SilverBow stockholders or Crescent stockholders at the respective stockholder meeting is not obtained, and (iii) for Silverbow or Crescent, as applicable, (A) if the other party breaches its covenants, representations or warranties, or if any of such other party’s representations or warranties become untrue, such that any of the related closing conditions in the Agreement would not be satisfied, and such breach is incapable of being cured or has not been cured within 30 days following written notice from the terminating party of such breach or (B) in the event of a change in recommendation by the board of directors of the other party prior to the required stockholder approval. In addition, subject to certain conditions, each party may terminate the Merger Agreement at any time prior to the receipt of its required stockholder approval in order to enter into a definitive agreement with respect to a Superior Proposal.

The Merger Agreement further provides that, if the Merger Agreement is terminated by (1) SilverBow (a) in the event of a recommendation change by the Crescent Board, Crescent would be required to pay SilverBow a termination fee equal to $61,000,000 (the “Crescent Termination Fee”) or (b) to enter into a definitive agreement with respect to a Superior Proposal, SilverBow would be required to pay Crescent a termination fee equal to $30,500,000 (the “SilverBow Termination Fee”); or (2) Crescent (a) in the event of a recommendation change by the SilverBow Board, SilverBow would be required to pay Crescent the SilverBow Termination Fee or (b) to enter into a definitive agreement with respect to a Superior Proposal, Crescent would be required to pay Silverbow the Crescent Termination Fee.

If prior to SilverBow’s stockholders meeting, (i) an Acquisition Proposal related to SilverBow is publicly proposed or otherwise communicated and (ii) the Merger Agreement is terminated by Crescent or SilverBow in the event of the expiration of the Termination Date or failure to obtain the requisite SilverBow stockholder approvals or by Crescent in the event of a material breach of any representation, warranty, covenant or agreement by SilverBow, and within 12 months after such termination, a definitive agreement is entered into with respect to a qualifying SilverBow Acquisition Proposal or SilverBow consummates a qualifying SilverBow Acquisition Proposal, then SilverBow would be required to pay Crescent the SilverBow Termination Fee.

If prior to Crescent’s stockholders meeting, (i) an Acquisition Proposal related to Crescent is publicly proposed or otherwise communicated and (ii) the Merger Agreement is terminated by SilverBow or Crescent in the event of the expiration of the Termination Date or failure to obtain the requisite Crescent stockholder approvals or by SilverBow in the event of a material breach of any representation, warranty, covenant or agreement by Crescent, and within 12 months after such termination, a definitive agreement is entered into with respect to a qualifying Crescent Acquisition Proposal or Crescent consummates a qualifying Crescent Acquisition Proposal, then Crescent would be required to pay SilverBow the Crescent Termination Fee.

If the Merger Agreement is terminated by either party in the event of the expiration of the Termination Date and at the time of such termination, (i) either the Crescent stockholder approval or the SilverBow stockholder approval has not been obtained or (ii) the Crescent Board or the SilverBow Board has changed its recommendation, the non-terminating party would be required to pay the terminating party the Crescent Termination Fee or the SilverBow Termination Fee, as the case may be.

If the Merger Agreement is terminated because of a failure of SilverBow’s stockholders to approve the adoption of the Merger Agreement or of Crescent’s stockholders to approve the issuance of Crescent Class A Common Stock in connection with the Initial Merger, and a termination fee is not then payable, SilverBow or Crescent, as applicable, would be required to pay the other party $5,100,000 as reimbursement for fees and expenses incurred by such other party in connection with the Mergers and other transactions contemplated by the Merger Agreement. In no event will either party be required to pay a termination fee on more than one occasion, and if a party is entitled to receive a termination fee after it has already received an expense reimbursement, such termination fee will be paid net of the expense reimbursement received.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of each of SilverBow and Crescent to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain specified actions without the consent of the other party.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is incorporated by reference herein and filed herewith as Exhibit 2.1.

The Merger Agreement and the above description of the Merger Agreement have been included in this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about SilverBow, Crescent or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by matters disclosed in certain of SilverBow’s and Crescent’s filings with the SEC prior to the date of the Merger Agreement and by information in confidential disclosure letters provided by each of SilverBow and Crescent to the other in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. The representations, warranties and covenants are also subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between SilverBow and Crescent rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about SilverBow, Crescent or their respective subsidiaries or affiliates. Accordingly, the Merger Agreement should not be read in isolation, but should instead be read in conjunction with other information regarding SilverBow, Crescent or their respective subsidiaries or affiliates that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that they file or furnish with the SEC.

Amendment to Rights Agreement

SilverBow is a party to the Rights Agreement, dated as of September 20, 2022, as amended on May 16, 2023 (as so amended, the “Rights Agreement”), by and between SilverBow and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as rights agent (the “Rights Agent”). In connection with the Mergers, on May 15, 2024, SilverBow and the Rights Agent entered into an amendment to the Rights Agreement (the “Right Agreement Amendment”) that (i) extends the expiration date to occur upon the earlier of the close of business on the first anniversary of the date of execution of the Merger Agreement or the Initial Merger Effective Time and (ii) renders the Rights (as defined in the Rights Agreement) issued pursuant to the Rights Agreement inapplicable to the Crescent Parties or Voting Parties (as defined in the Rights Agreement Amendment) and to the execution and delivery of the Merger Agreement or the Voting Agreements (as defined in the Rights Agreement Amendment) or any other transaction contemplated by the Merger Agreement or the Voting Agreements and provides that none of the execution or delivery of the Merger Agreement or the Voting Agreements or the consummation of the transactions contemplated thereby will result in the application of certain provisions of the Rights Agreement.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which has been filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

See the description set out under “Amendment to Rights Agreement” in Item 1.01, which is incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure

On May 16, 2024, SilverBow released certain communications regarding the Mergers, which are filed as Exhibit 99.1 and Exhibit 99.2 and incorporated into this Item 7.01 by reference.

Item 8.01	Other Events

On May 16, 2024, SilverBow announced that it intends to adjourn, without commencing any business, its annual meeting of shareholders (the “Annual Meeting”), scheduled to be held at 10:00 a.m., Central Time, on May 21, 2024, in order to allow additional time for recent developments, as described under Item 1.01 of this Form 8-K, to be considered by SilverBow’s shareholders. The Annual Meeting will be reconvened at 10:00 a.m., Central Time, on May 29, 2024. The record date of March 22, 2024, and the proposals to be voted on at the Annual Meeting remain unchanged. Shareholders who have voted do not need to recast their votes, and proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned meeting unless properly revoked.

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, each of John Goff, PT Independence Energy Holdings LLC, KKR Upstream Associates LLC and Independence Energy Aggregator L.P. (collectively, the “Crescent Supporting Stockholders”) beneficially owning approximately 43% of the outstanding shares of Crescent capital stock and all of the Crescent Series I Preferred Stock entered into voting and support agreements with SilverBow (the “Crescent Support Agreements”) pursuant to which the Crescent Supporting Stockholders have agreed, among other things, to (i) refrain from the transfer of any shares of Crescent capital stock beneficially owned by such stockholders, subject to certain exceptions, and (ii) vote all shares of Crescent capital stock beneficially owned by such stockholders or cause to be voted all shares of Crescent capital stock beneficially owned by such stockholders (A) in favor of the issuance of Crescent Class A Common Stock in the Mergers and any other matter that is required to be approved by the stockholders of Crescent in order to effect the Mergers, (B) against any (x) Crescent Acquisition Proposal and (y) action that would reasonably be expected to impede, interfere with or delay the Mergers or any transaction that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Crescent under the Merger Agreement, and (C) in favor of any proposal to adjourn or postpone the Crescent stockholders’ meeting to a later date if there are not sufficient votes to approve the issuance of Crescent Class A Common Stock in the Mergers.

The foregoing description of the Crescent Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Crescent Support Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Transaction”) between Crescent and SilverBow. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information About the Transaction

In connection with the Transaction, Crescent will file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, that will include a joint proxy statement of Crescent and SilverBow and a prospectus of Crescent. The Transaction will be submitted to Crescent’s stockholders and SilverBow’s stockholders for their consideration. Crescent and SilverBow may also file other documents with the SEC regarding the Transaction. The definitive joint proxy statement/prospectus will be sent to the stockholders of Crescent and SilverBow. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that Crescent or SilverBow may file with the SEC or send to stockholders of Crescent or SilverBow in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF CRESCENT AND SILVERBOW ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by Crescent or SilverBow through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Crescent will be made available free of charge on Crescent’s website at https://ir.crescentenergyco.com, or by directing a request to Investor Relations, Crescent Energy Company, 600 Travis Street, Suite 7200, Houston, TX 77002, Tel. No. (713) 332-7001. Copies of documents filed with the SEC by SilverBow will be made available free of charge on SilverBow’s website at https://sbow.com under the “Investor Relations” tab or by directing a request to Investor Relations, SilverBow Resources, Inc., 920 Memorial City Way, Suite 850, Houston, TX 77024, Tel. No. (281) 874-2700.

Participants in the Solicitation Regarding the Transaction

Crescent, SilverBow and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction.

Information regarding Crescent’s directors and executive officers is contained in the Crescent’s Annual Report on 10-K for the year ended December 31, 2023 filed with the SEC on March 4, 2024. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Crescent’s website at https://ir.crescentenergyco.com. Information regarding SilverBow’s executive officers and directors is contained in the definitive proxy statement for SilverBow’s 2024 Annual Meeting of Stockholders filed with the SEC on April 9, 2024 (the “Definitive Proxy Statement”). You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the SilverBow’s website at https://sbow.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction when it becomes available. You may obtain free copies of this document as described above.

Important Additional Information About the SilverBow Annual Meeting

SilverBow, its directors and certain of its executive officers and employees are or will be participants in the solicitation of proxies from shareholders in connection with SilverBow’s 2024 Annual Meeting. SilverBow has filed the Definitive Proxy Statement with the SEC on April 9, 2024 in connection with the solicitation of proxies for the 2024 Annual Meeting, together with a WHITE proxy card.

The identity of the participants, their direct or indirect interests, by security holdings or otherwise, and other information relating to the participants are available in the Definitive Proxy Statement (available here) in the section entitled “Security Ownership of Board of Directors and Management” and Appendix F. To the extent holdings of SilverBow’s securities by SilverBow’s directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below.

SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED BY SILVERBOW WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain, free of charge, copies of all of the foregoing documents, any amendments or supplements thereto at the SEC’s website (http://www.sec.gov). Copies of the foregoing documents, any amendments or supplements thereto are also available, free of charge, at the “Investor Relations” section of SilverBow’s website (https://www.sbow.com/investor-relations).

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Crescent or SilverBow expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Crescent may not approve the issuance of new shares of common stock in the Transaction or that stockholders of SilverBow may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Crescent’s common stock or SilverBow’s common stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of Crescent and SilverBow to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Crescent’s or SilverBow’s control, including those detailed in Crescent’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at https://ir.crescentenergyco.com and on the SEC’s website at http://www.sec.gov, and those detailed in SilverBow’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on SilverBow’s website at https://sbow.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that Crescent or SilverBow believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Crescent and SilverBow undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 15, 2024, by and among SilverBow and the Crescent Parties.

4.1	Rights Agreement, dated as of September 20, 2022, by and between SilverBow and American Stock Transfer & Trust Company, LLC, as rights agent, which includes as Exhibit B the Form of Rights Certificate (incorporated by reference to Exhibit 4.1 to the Form 8-K (File No. 001-8754) filed with the SEC on September 20, 2022).

4.2	Amendment. No. 1 to Rights Agreement, dated as of May 16, 2023, by and between SilverBow and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.2 to the Form 8-K (File No. 001-8754) filed with the SEC on May 16, 2023).

4.3	Amendment. No. 2 to Rights Agreement, dated as of May 15, 2024, by and between SilverBow and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as rights agent.

10.1	Form of Voting and Support Agreement.

99.1	Press Release, dated May 16, 2024.

99.2	Investor Presentation, dated May 16, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2024

SilverBow Resources, Inc.

By:	/s/ Christopher M. Abundis
Christopher M. Abundis Executive Vice President, Chief Financial Officer and General Counsel